 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Benacquista Galleries, Inc.

(Exact name of registrant as specified in its charter)

             Nevada                                      710928242

            --------                                     ----------

    (State of incorporation                            (IRS Employer

        or organization)                             Identification No.)

 15208 Jarrettsville Pike

       Monkton, MD                                        21111

 --------------------------------------                  -------

(Address of principal executive offices)                (Zip Code)

If this Form relates to the registration of a class of securities pursuant to

Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to

Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates:

333-104132

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The description of the common stock of the registrant registered hereby is incorporated by reference to the description of the registrant's common stock set forth under the heading "Description of capital stock" in the registrant's registration statement on Form SB-2 (File No. 333-104132), as filed with the Securities and Exchange Commission on March 31, 2003, and any amendments to such registration statement filed subsequently thereto (the "SB-2 registration statement").

Item 2. EXHIBITS

The following exhibits are filed as part of this registration statement:

1. Certificate of Incorporation of the registrant.*

2. Bylaws of the registrant.*

3. Form of common stock certificate of the registrant.*

* Incorporated by reference to the registrant's registration statement on Form SB-2 (SEC File No. 333-104132) as filed with the Securities and Exchange Commission on March 31, 2003.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 5, 2005 Benacquista Galleries, Inc. By: /s/ James Price --------------------------------- James Price Chief executive officer and director